UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

BGC Partners, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO THE PROXY STATEMENT OF BGC PARTNERS, INC.

On April 29, 2019, BGC Partners, Inc. (the “Company”) filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission relating to its Annual Meeting of Stockholders to be held on June 25, 2019.

The Proxy Statement contained an inadvertent error within the section entitled “EXECUTIVE COMPENSATION – Summary Compensation Table” on page 36.  The below disclosure amends, replaces and corrects the dollar amount in the column of this section as contained in the Proxy Statement entitled “(j) Total ($)” for the year 2018 as it pertains to Mr. Shaun D. Lynn, President of the Company.  The Total amount was listed as $7,500,000 in the Proxy Statement and should have been listed as $8,500,000.

(a) Name and Principal Position	(b) Year		(c) Salary ($)	(d) Bonus ($)	(e) Stock Awards (Long Term Incentive Awards from 2014, 2015 and 2016) ($)(2)	(f) Option Awards ($)	(g) Non-Equity Incentive Plan Compensation ($)(3)	(h) Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	(i) All Other Compensation ($)	(j) Total ($)
Shaun D. Lynn,	2018	(1)	1,000,000	—	—	—	7,500,000	—	—	8,500,000
President

This error was corrected in the proxy statement posted on the Company’s website and at www.proxyvote.com and in the printed copy of the proxy statement that will be mailed to the Company’s stockholders upon request.  Except as specifically revised by the information contained herein, this supplement does not revise or update any of the other information set forth in the Proxy Statement. This supplement should be read in conjunction with the Proxy Statement. From and after the date of this supplement, any references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby.